Exhibit 23.1







                               Independent Auditors' Consent



The Partners
FFP Partners, L.P.:

We consent to incorporation by reference in the Registration Statement on Form S-8 (No. 33-73170) of FFP Partners, L.P. of our report dated March 17, 1998, relating to the consolidated balance sheet of FFP Partners, L.P. and subsidiary as of December 28, 1997, which report appears in the 1997 annual report on Form 10-K of FFP Partners, L.P.





                                          KPMG Peat Marwick LLP



Fort Worth, Texas
April 13, 1998